Exhibit 99.1

JAGUAR URANIUM ANNOUNCES MAIDEN MINERAL RESOURCE

ESTIMATE AT LAGUNA SALADA IN ARGENTINA

●	Large-Scale, Bulk-Tonnage, Near-Surface Potential Uranium-Vanadium Resource:

○	4.2 million lbs. of Indicated and 10.1 million lbs. of Inferred U₃O₈

○	31.1 million lbs. of Indicated and 57.3 million lbs. of Inferred V₂O₅,

○	Includes 21.1 Mt Indicated at 119 ppm U₃O₈ Eq1. and 34.0 Mt Inferred at 170 ppm U₃O₈ Eq1.

●	Mineral Resource Footprint Covers approximately 4.3% of Jaguar’s 210,284 ha Laguna Salada Project, Highlighting Significant Potential for Resource Expansion.

●	Potential Western Supply of Reliable Critical Minerals: Offers the U.S. and allied markets a secure source of uranium and vanadium in the Western Hemisphere.

●	Permitted for Exploration Advancement and Expansion Potential: Priority work program to undertake targeted infill pitting/trenching and sonic drilling.

●	Well-Financed, Cash-Rich Balance Sheet: Company maintains nearly US$18 million in cash and no debt.

TORONTO, October 13, 2026 /PRNewswire/ — Jaguar Uranium Corp. (NYSE American: JAGU) (“Jaguar” or the “Company”) is pleased to announce an independent Mineral Resource Estimate (“MRE” or “Mineral Resource Estimate”) for its 100%-owned flagship Laguna Salada Uranium-Vanadium Project, located in Chubut Province, Argentina. The MRE was prepared in accordance with the disclosure requirements of Subpart 1300 of Regulation S-K (“Regulation S-K 1300”) of the U.S. Securities and Exchange Commission (SEC) and National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”). The Mineral Resource Estimate was prepared by independent geological consulting firms Caracle Creek Chile SpA and Atticus Geoscience Consulting Ltd., with an effective date of October 5, 2026. All dollar values are in USD.

“The completion of this independent Regulation S-K 1300 compliant Mineral Resource Estimate marks a landmark milestone for Jaguar Uranium as we quantify the significant scale of Laguna Salada with this resource estimate representing only about 4% of the total Project area,” said Steven Gold, Chief Executive Officer of Jaguar Uranium Corp. “Laguna Salada represents one of the largest potential undeveloped surficial uranium-vanadium deposits in South America, at a time of growing political support for new Western sources of critical and energy metals. Its favorable beneficiation characteristics may allow us to upgrade the raw gravel into a high-grade fine fraction, potentially supporting an efficient, low-impact development pathway in an established mining region.”

Mineral Resource Statement

The Mineral Resource Estimate has been prepared in accordance with Regulation S-K 1300 and the CIM Definition Standards for Mineral Resources and Mineral Reserves adopted by NI 43-101. Mineral Resources are reported using a Net Smelter Return (“NSR”) cut-off value of US$12.08/t and satisfy the applicable requirement for reasonable prospects of economic extraction based on the assumptions summarized in the notes to Table 1. MRE is effective October 5, 2026.

Table 1: Mineral Resource Statement for the Laguna Salada Uranium-Vanadium Deposit.

				Grades				Metallic Content
				U3O8	V2O5	U3O8 Eq1	NSR	U3O8	U3O8	V2O5	V2O5	U3O8 Eq1
Zone	Category	Tonnage	SG	(ppm)	(ppm)	(ppm)	(US$/t)	(t)	(M lbs.)	(t)	(M lbs.)	(t)
Near Surface Resources (upper horizon): NSR Cut-Off Value US$12.08/t
Laguna Salada	Indicated	10,600,000	1.60	91	681	121	17	969	2.1	7,250	16.0	1,290
	Inferred	13,000,000	1.61	75	701	106	15	960	2.1	8,900	19.6	1,400
Pampa de Arroqui	Indicated	8,460,000	1.76	74	634	102	14	625	1.4	5,370	11.8	862
	Inferred	1,300,000	1.76	80	514	103	15	110	0.2	680	1.5	140
Pit Constrained Resources (lower horizon): US$12.08/t NSR
Pampa de Arroqui	Indicated	1,450,000	1.75	132	694	163	23	192	0.4	1,000	2.2	237
	Inferred	5,200,000	1.74	149	640	177	25	780	1.7	3,400	7.5	930
Buried Lake	Indicated	576,000	1.77	205	745	238	34	118	0.3	429	0.9	137
	Inferred	14,000,000	1.78	192	867	230	33	2,800	6.2	13,000	28.7	3,300
Totals Mineral Resources:
All Zones	Total Indicated:	21,100,000	1.68	90	665	119	17	1,900	4.2	14,100	31.1	2,530
	Total Inferred:	34,000,000	1.71	137	755	170	24	4,600	10.1	26,000	57.3	5,700

U₃O₈ Equivalent1: U₃O₈ Eq (ppm) = U₃O₈ (ppm) + V₂O₅ (ppm) × 0.0442. The NSR and U₃O₈ equivalent calculations use metallurgical recoveries of 84.9% for U₃O₈ and 59.5% for V₂O₅, together with a U₃O₈ price of US$84/lb. and a V₂O₅ price of US$5.30/lb.

Notes to Table 1 - Mineral Resource Statement:

1)	Qualified Persons: The Mineral Resource Estimate was prepared under the direction of Simon Mortimer (FAIG) of Atticus Geoscience Consulting Ltd., Qualified Person.

2)	Resource Classification: The Mineral Resource has been classified in accordance with the CIM Definition Standards for Mineral Resources and Mineral Reserves (CIM, 2014), with consideration of the CIM Estimation of Mineral Resources and Mineral Reserves Best Practice Guidelines (CIM, 2019), into Indicated and Inferred categories within the Laguna Salada, Pampa de Arroqui and Buried Lake estimation domains. No Measured Mineral Resources have been classified. Classification considered geological confidence, mineralized-domain geometry, sample distribution, sample support, data quality, grade continuity, variography, Quantitative Kriging Neighborhood Analysis (QKNA), estimation pass and block model validation. Pass 2 was used to support Indicated classification and Pass 3 was used to support Inferred classification. Pass 4 was used as a global fill pass only and was not used to support classified Mineral Resources.

3)	Reporting Cut-Off: Mineral Resources are reported above an NSR cut-off value of $12.08/t due to its surficial disposition, which is approximately equivalent to a U₃O₈-only economic cut-off of 100.18 ppm U₃O₈. Buried Lake and the pit-constrained portion of Pampa de Arroqui are additionally constrained within an optimized open-pit shell laying 5 to 8 metres below surface.

4)	High-Grade Capping: Top cuts were applied to U₃O₈ by estimation domain at distinct high-grade distribution breaks and affected fewer than 1.5% of the total sample population across all domains. V₂O₅ was not capped.

5)	Specific Gravity (SG): Density was assigned by lithological unit using 268 density measurements. The overall dataset has a mean density of 1.712 t/m³, with values ranging from 1.240 t/m³ to 2.095 t/m³.

6)	U₃O₈ Equivalent: U₃O₈ Eq (ppm) = U₃O₈ (ppm) + V₂O₅ (ppm) × 0.0442. The NSR and U₃O₈ equivalent calculations use metallurgical recoveries of 84.9% for U₃O₈ and 59.5% for V₂O₅, together with a U₃O₈ price of US$84/lb. and a V₂O₅ price of US$5.30/lb.

7)	Rounding: Numbers have been rounded to reflect the appropriate level of precision. Differences may occur in totals due to rounding.

8)	Mineral Resources are not Mineral Reserves: Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. Inferred Mineral Resources have a lower level of geological confidence than Indicated Mineral Resources and must not be converted to Mineral Reserves. It is reasonably expected that the majority of Inferred Mineral Resources could be upgraded to Indicated Mineral Resources with continued exploration; however, there is no certainty that further exploration will result in an upgrade in classification.

9)	Material Factors: Based on the information available as of the effective date, the Qualified Persons are not aware of any known legal, political, environmental or other relevant factors that would reasonably be expected to materially affect the Mineral Resource Estimate. Mineral Resources remain subject to permitting, environmental, technical, economic, social and other risks and uncertainties.

Location, Geology and Mineralization

The Laguna Salada deposit is a district-scale, near-surface, surficial uranium-vanadium asset covering 28 mining concessions over 210284.45 hectares in central Patagonia (Figure 1). Mineralization occurs as shallow, tabular, caliche-style gravels and unconformity-hosted zones that could be amenable to low-cost open-pit extraction and physical beneficiation. The potential mining and processing methods, costs, environmental effects and economic viability of the Mineral Resources have not been established and will require further technical studies.

Uranium-vanadium mineralization at Laguna Salada occurs in unconsolidated gravels of the Pampa de Arroqui Formation, in unconsolidated gravels of the Gran Laguna Salada Formation, and near the unconformity between Quaternary strata and the underlying substratum, including sandstones and pelite of the Salamanca Formation and sandstones and conglomerates of the Puesto Manuel Arce Formation (Figure 2). The principal uranium-vanadium mineral recognized at Laguna Salada is carnotite, which commonly occurs as yellow-green powdery or finely crystalline material within the sandy matrix of the gravel, as partial rims on sand grains and clasts, and locally as staining within carbonate-cemented matrix material.

Three principal styles of uranium-vanadium mineralization are recognized on the Project: near-surface, tabular, caliche-style uranium-vanadium mineralization in unconsolidated sandy gravel at Guanaco and Lago Seco; unconformity-related uranium-vanadium mineralization at Buried Lake; and volcanic-hosted uranium-vanadium mineralization at La Rosada. The principal Mineral Resource areas are Laguna Salada, historically referred to as Lago Seco, Pampa de Arroqui, historically referred to as Guanaco, and Buried Lake (Figure 3 and Figure 4).

Figure 1. Laguna Salada U-V Project, Chubut Province, Argentina

Figure 2. Isometric View – General Geology of the Laguna Salada U-V Project.

Figure 3. Plan View – General Geology of the Laguna Salada U-V Project.

Figure 4. Interpreted Lithological Section – Laguna Salada U-V Project (see Figure 3).

Upcoming Work Program

Jaguar is targeting a work program designed to upgrade Inferred resources and expand mineralization across open target areas:

1.	Pampa de Arroqui & Laguna Salada Infill: Excavation of approximately 250 new surface pits and trenches to achieve 200 m to 100 m grid coverage.

2.	Buried Lake Sonic Drilling: Completion of 1,500 metres of sonic/vibrosonic drilling (about 100–150 drill holes) to recover intact, representative core across the unconformity-hosted domain.

3.	Metallurgical & Field Studies: Representative sampling for bench-scale beneficiation/vanadium recovery optimization, environmental baseline monitoring, and updated MRE modeling.

Drilling, Sampling & Analytical Protocols

The Mineral Resource Estimate was primarily defined using data from 2,146 historical pits and trenches comprising whole, screened and paired samples. The Qualified Persons considered conventional drilling unsuitable for primary grade estimation because poor core recovery and preferential loss of fine-grained carnotite-bearing matrix may bias samples from the loose gravel host. Data from 57 historical reverse-circulation holes were used only to support interpretations of subsurface geological continuity because air-flushing may have biased the samples. Historical pit and trench sampling generally comprised continuous vertical sidewall channel samples that were analyzed either as whole samples or after screening to the less-than-one-quarter-inch fraction. Sample preparation and analysis were conducted by Alex Stewart Assayers and ALS Chemex using four-acid digestion and ICP-OES, ICP-AES or ICP-MS methods, with an over-limit method used for samples above 10,000 ppm. Area-specific regression formulas were used to convert screened results to estimated in-situ grades, and blocks estimated from derived grades were classified only as Inferred Mineral Resources.

Resource Estimation Methodology

The resource estimation workflow (see Figure 5) was executed using an integrated software suite (Geobank™, Leapfrog Geo™, Micromine™, Leapfrog Edge™, and Datamine NPV Scheduler) across three flat-lying hard-bounded domains: Pampa de Arroqui, Laguna Salada, and Buried Lake. Defined at a 25 ppm uranium threshold, the 3D domain wireframes were modeled using an unrotated block model (100 m x 100 m x 1 m) with sub-blocking down to 25 m x 25 m x 0.25 m to accurately resolve thin 1-4 m mineralized horizons. After compositing on a per-sample-location basis, domain-specific high-grade top-cuts were applied to U3O8 (ranging from 290 ppm at Laguna Salada to 1,110 ppm at Buried Lake, affecting <1.5% of data), while V2O5 required no capping due to low variability. Grade estimation was carried out using Ordinary Kriging in a strict 2D planar framework (dip 0°, azimuth 0°) validated against Nearest Neighbor models, utilizing Quantitative Kriging Neighborhood Analysis (QKNA) to define multi-pass search radii for classifying Indicated resources (Pass 2) and Inferred resources (Pass 3), followed by a 5,000 m global fill pass for unclassified volume (Figure 6).

Figure 5. Overview of Laguna Salada Modelling - Distribution of U₃O₈ (25 ppm U threshold).

Figure 6. Plan View – Laguna Salada Mineral Resource Model (Indicated & Inferred).

Cut-Off Grade & Sensitivity Analysis

The MRE is reported at a NSR cut-off value of US$12.08/t, which is equivalent to a U₃O₈-only economic cut-off of approximately 100 ppm U₃O₈ derived from reference prices of US$84.00/lb. U₃O₈ and US$5.30/lb. V₂O₅ calculated from an open-pit operating scenario assuming US$2.00/t mining cost, US$9.00/t processing cost, US$2.50/t general and administrative costs, and 5% dilution. Grade-tonnage sensitivity evaluations demonstrate variable responsiveness across the three Project domains.

Overall, the sensitivity analysis indicates that the effect of changing the reporting threshold varies between the three mineralized areas. Pampa de Arroqui shows the strongest grade-tonnage response around the selected reporting case, followed by Laguna Salada, while Buried Lake shows a comparatively flatter response. In all three areas, lower equivalent U₃O₈ prices correspond to higher NSR cut-offs, resulting in lower retained tonnage and generally higher average U₃O₈ grades.

Qualified Persons

The scientific and technical information in this news release relating to the technical reporting of the Mineral Resource Estimate has been reviewed and approved by independent Qualified Persons Dr. Scott Jobin-Bevans (P.Geo., Ph.D., PMP) of Caracle Creek Chile SpA and Caracle Creek International Consulting Inc. and Simon J.A. Mortimer (FAIG #7795, M.Sc.) of Atticus Geoscience Consulting Ltd. Each is a Qualified Person as defined by NI 43-101 and Regulation S-K 1300. The Qualified Persons have reviewed and verified the relevant data supporting the Mineral Resource Estimate, including the sampling, analytical and test data, and have found the data adequate for the purposes of the disclosure.

Additional scientific and technical content in this news release has been reviewed and approved by C. Gustavo Fernandez, P.Geo., a consultant to the Company and a Qualified Person as defined under Regulation S-K 1300 and NI 43-101.

A Technical Report to support the MRE and prepared in accordance with NI 43-101 will be filed on SEDAR+ within 45 days of this news release and a Technical Report Summary in support of the MRE and prepared in accordance with Regulation S-K 1300 will be filed with the SEC as an exhibit to the applicable SEC filing.

About Jaguar Uranium

Jaguar Uranium Corp. is a South America-focused uranium exploration company advancing a portfolio of prospective brownfield projects across Argentina and Colombia. In Argentina, Jaguar is advancing the Laguna Salada Project in Chubut Province and the historic Huemul uranium mine in Mendoza Province. Anchored by a former producing mine, a historic uranium district and exploration projects supported by historical drilling, the Company is focused on advancing and expanding uranium opportunities across the region. The Company’s Berlin Project in Caldas Province, Colombia is a district-scale, sedimentary-hosted polymetallic system historically reported to host uranium alongside rare earth elements, vanadium, nickel, phosphate, molybdenum, rhenium and zinc. Jaguar completed a $25 million initial public offering on NYSE American in February 2026 and is led by an experienced team with backgrounds in exploration, permitting, project development and mining finance in South America.

For more information, contact:

Steven Gold, Chief Executive Officer

info@jaguaruranium.com

+1-416-648-4065

www.jaguaruranium.com

Forward-Looking Statements

This news release contains “forward-looking statements” and/or “forward-looking information” (collectively, “forward-looking statements”) within the meaning of applicable securities legislation. All statements, other than statements of historical fact, are forward-looking statements. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expect”, “is expected”, “in order to”, “is focused on” (a future event), “estimates”, “intends”, “anticipates”, “believes” or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, or the negative connotation thereof. In particular, statements regarding the Company’s future operations, future exploration and development activities or other development plans constitute forward-looking statements. By their nature, statements referring to mineral reserves or mineral resources constitute forward-looking statements. Forward-looking statements in this news release include, but are not limited to statements with respect to Laguna Salada’s exploration and development potential, including any expansion or upgrade of mineral resources, the completion and timing for the filing of technical reports supporting the MRE, the Company’s ability to ramp up exploration activity at the Laguna Salada Project, the Company’s ability to utilize its cash and the anticipated effects thereof, and the Company’s ability to revive and expand its uranium opportunities and any other information herein that is not a historical fact.

The Company considers its assumptions to be reasonable based on information currently available but cautions the reader that these assumptions regarding future events, many of which are beyond the control of the Company, may ultimately prove to be incorrect since they are subject to risks and uncertainties that affect the Company, its properties and business. Such risks and uncertainties include, but are not limited to, changes in demand for and price of uranium, vanadium and other commodities and currencies; changes or disruptions in the securities markets; legislative, political or economic developments in Argentina; changes in any of the assumptions underlying the MRE; the need to obtain permits and comply with laws and regulations and other regulatory requirements; the possibility that actual results of work may differ from projections/expectations or may not realize the perceived potential of the Company’s projects; risks of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in development programs; operating or technical difficulties in connection with exploration, mining or development activities; the speculative nature of exploration and development, including the risks of diminishing quantities of grades of reserves and resources; and the risks involved in the exploration, development and mining business and the additional risks discussed and identified in public filings made by the Company with the Securities and Exchange Commission and available on SEDAR+ at www.sedarplus.ca. The Company’s anticipation of and success in managing the foregoing risks could cause actual results to differ materially from what is anticipated in such forward-looking statements. Although management of the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

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